ROSEHILL RESOURCES INC. ANNOUNCES THIRD QUARTER 2018 RESULTS;
PRODUCTION INCREASES 250% COMPARED TO THIRD QUARTER 2017

HOUSTON, November 8, 2018 /Globe Newswire/ -- Rosehill Resources Inc. (“Rosehill” or the “Company”) (NASDAQ: ROSE, ROSEW, ROSEU) today reported operational and financial results for the third quarter of 2018 and recent key items.

Third Quarter 2018 Highlights and Recent Key Items:

•
Grew average net production to 19,750 barrels of oil equivalent per day (“BOEPD”) (73% oil and 87% total liquids) for the third quarter of 2018, an increase of 7% compared to the second quarter of 2018

•
Reported a net loss attributable to Rosehill of $31.4 million, or $4.76 per share, for the three months ended September 30, 2018, which included a $62.3 million non-cash, pre-tax loss on commodity derivative instruments

•	Delivered Adjusted EBITDAX (a non-GAAP measure defined and reconciled below) of $56.7 million for the third quarter of 2018, an increase of 15% over the second quarter of 2018

•	Reduced combined lease operating and general and administrative expenses, excluding stock-based compensation, per barrel of oil equivalent (“BOE”) by $1.81, or 18%, compared to second quarter of 2018

•
Encouraging early results in Southern Delaware with first four wells averaging initial production (“IP”) 24 rates of 956 BOEPD, 86% oil, or 198 BOEPD per 1,000 ft. Actions are underway to implement artificial lift across Southern Delaware wells that are expected to significantly increase future IP 24 ranges to at least 1,150 to 1,350 BOEPD, or 240 to 275 BOEPD per 1,000 ft.

•
Entered into new transportation agreement in Southern Delaware providing ample flow assurance and future flexibility; amended transportation agreement in Northern Delaware resulting in greater flow assurance and improved margins

•	Completed equity offering launched in late September, tripling the Company’s unaffiliated public float with modest overall dilution

Gary C. Hanna, Rosehill’s Chairman and Interim President and Chief Executive Officer, commented, “During the third quarter we continued our progress toward executing our plan for 2018, most notably by achieving another quarter of impressive cash flow and production growth, as well as by exceeding a production milestone of 20,000 BOEPD in early September. Along with this growth in the third quarter, the Company maintained a focus on cost management that resulted in a $1.81, or 18%, decrease in combined lease operating and cash general and administrative expenses per BOE compared to the second quarter of 2018. When comparing to the first quarter of 2018, we have reduced combined lease operating and cash general and administrative expenses per BOE by $4.65, or 35%.

“We are also pleased to provide an update on progress in our Southern Delaware area. We are encouraged by the production results associated with the initial wells drilled and are looking forward to applying our learnings to the future development of the asset. The extensive data we have gathered so far, including initial seismic results as well as log and coring analysis, is confirming our original expectations. We have made progress in the buildout of our water and midstream infrastructure in Southern Delaware, and now have the necessary transportation agreements in place to move our product to market at an attractive cost. We look forward to maintaining this momentum through the end of the year and driving value for our shareholders.”

Operational Results

For the third quarter of 2018, the Company’s net production averaged 19,750 BOEPD, a 7% increase compared to the average for the second quarter of 2018, comprised of 14,370 barrels of oil per day, 2,750 barrels of natural gas liquids (“NGLs”) per day and 15.8 million cubic feet of gas (“MMCF”) per day. Rosehill operated two rigs, drilled seven gross horizontal wells and completed ten wells in the third quarter of 2018 and had three drilled uncompleted wells (“DUCs”) at the end of the third quarter of 2018. The Company also drilled and completed two salt water disposal (“SWD”) wells during the third quarter of 2018 that contributed to the overall per unit decrease in lease operating expense.

In August, the Company began flowback on a four well pad on the Weber 26 lease in Loving County, with the wells producing from three separate landing zones including the Lower Wolfcamp A, Wolfcamp A X/Y, and 3rd Bone Springs Sand. These wells reached average IP 30 rates of 1,370 BOEPD, 80% oil, or 301 BOEPD per 1,000 feet.

In late September, the Company began flowback on the Kyle 26 E007 located in Loving County targeting the 2nd Bone Springs Sand formation. The Kyle 26 E007 well reached an IP 24 of 1,396 BOEPD, 78% oil, or 285 BOEPD per 1,000 feet.

Financial Results

For the third quarter of 2018, the Company reported net loss attributable to Rosehill of $31.4 million, or $4.76 per share, as compared to net income of $9.2 million, or a $0.32 loss per diluted share, in the second quarter of 2018. The third quarter of 2018 included a $62.3 million non-cash, pre-tax loss on commodity derivative instruments compared to a $10.8 million non-cash, pre-tax loss on commodity derivative instruments in the second quarter of 2018.

Adjusted EBITDAX totaled $56.7 million for the third quarter of 2018, as compared to $49.2 million in the second quarter of 2018. This increase of 15% was driven primarily by higher production and lower per unit operating expenses.

For the third quarter of 2018, average realized prices (all prices excluding the effects of derivatives) were $55.07 per barrel of oil, $1.82 per Mcf of natural gas and $28.16 per barrel of NGLs, resulting in a total equivalent price of $45.44 per BOE, down 5% from the second quarter of 2018.

Rosehill’s cash operating costs for the third quarter of 2018 were $11.47 per BOE, which includes lease operating expenses (“LOE”), gathering and transportation, production taxes and general and administrative expenses (“G&A”) and excludes costs associated with stock-based compensation. Third quarter cash operating costs per BOE decreased 14% as compared to second quarter, primarily attributable to reduced LOE and G&A.

During the third quarter of 2018, Rosehill incurred capital costs, excluding asset retirement costs, of $93.5 million, which included $24.2 million and $0.8 million related to facilities and leasehold acquisition, respectively.

Development Update

During the third quarter of 2018 the Company brought three wells online in the Southern Delaware area, with a fourth well brought online in October 2018. The production results from these wells represent the first results for the Company in the Southern Delaware area. The company is currently drilling on a three well pad in the Southern Delaware area and expects to drill between three and five wells in the fourth quarter.

Initial findings in the early development of the Southern Delaware area include a high oil content, extensive natural fracturing, and strong formation conductivity. The wells drilled to date have averaged 86% oil and 14% wet gas and have initially been placed online without the assistance of artificial lift. Based on the reservoir pressure environment and low gas-oil ratio conditions, the Company believes future well performance will be enhanced through additional optimization steps and has begun preparations to test various artificial lift solutions. Production optimization steps currently in process on the initial wells drilled include gas lift and electric submersible pumps. Based on the results of the Company’s testing of artificial lift solutions after initial production, the Company is accelerating the installation of artificial lift on future wells drilled in the area in order to optimize production and value creation. The following table presents, for the four wells brought on line to date, an average of the actual initial peak production results achieved without the utilization of artificial lift and a range of the potential initial peak production results we would have expected had artificial lift been utilized initially.

	Natural Flow			Artificial Lift
	IP24 Peak Rate BOEPD	IP24 per 1,000 ft. Lateral		IP24 Peak Rate BOEPD	IP24 per 1,000 ft. Lateral	Oil %
Average of 4 wells	956	198	Potential*	1,150 - 1,350	240 - 275	86%
*Based on an expected range of 20-40% increase

Logging and coring work on the initial wells have revealed the presence of extensive natural fracturing within certain portions of the acreage that could result in more effective completion and stimulation of wells. As previously announced, the Company participated in a 3D seismic survey and has received preliminary seismic volume. The Company is expecting to receive the fully processed data in the fourth quarter of 2018. Once fully integrated with core and wireline data from the initial wells, the processed data is expected to improve development of the acreage through optimized lateral placement across the Southern Delaware acreage.

The Company continued the buildout of its facilities infrastructure during the third quarter in both the Northern and Southern Delaware areas in order to lower cost and allow for optimal well flowback conditions. The Company brought online one SWD well in the Northern Delaware area and one SWD well in the Southern Delaware area, increasing its disposal capacity by 35,000 barrels of water per day (“BWPD”) to a total of 155,000 BWPD across both operating areas. The Company has several additional SWD wells in the permitting process and will plan to bring these wells online subject to the timing of the overall development plan in each operating area.

Capital Structure and Liquidity

As of September 30, 2018, Rosehill had $11 million in cash on hand and $288 million in long-term debt. As of September 30, 2018, total liquidity, when adjusting for the Company’s September equity offering that closed in October, was approximately $116 million which included cash on hand, proceeds received from our equity offering, availability under the revolving credit facility and the Company’s ability to issue an additional $50 million of Series B preferred stock (subject to certain conditions). The Company elected to pursue a borrowing base redetermination using reserve data as of September 30, 2018 and this process is currently underway. The Company is anticipating completing the redetermination process in November and expects the borrowing base to increase

Transportation & Hedging Update

The Company recently entered into additional transportation and marketing arrangements to ensure its products are moved to end markets at favorable economic terms. The Company entered into an agreement with Oryx Midstream Services for pipeline transportation of oil production from its Southern Delaware operating area. The agreement is structured as a multi-year acreage dedication with increasing volume capacities and will allow for delivery to various in-basin markets as well as optionality for future delivery to downstream markets. The Company also entered into a marketing contract with Plains Midstream for production associated with the majority of its acreage in Loving County, Texas resulting in greater flow assurance and lower transportation cost. The agreement also provides optionality for sales to various other markets. Neither of these agreements contain minimum volume commitments.

Included below is a summary of the Company’s derivative contracts as of September 30, 2018. Subsequent to September 30, 2018 and through November 7, 2018, the Company entered into additional derivative contracts, including approximately 1.0 million barrels of WTI swaps that settle in 2020 at an average price of $68.66, approximately 1.8 million barrels of WTI swaps that settle in 2021 at an average price of $63.36, and approximately 0.8 million barrels of WTI swaps that settle in 2022 at an average price of $61.53.

Commodity Hedging

As of September 30, 2018, the Company had the following outstanding derivative contracts:

	2018	2019	2020	2021	2022
Commodity derivative swaps
Oil:
Notional volume (Bbls)	699,000	2,664,000	960,000	360,000	300,000
Weighted average fixed price ($/Bbl)	$55.15	$53.59	$51.16	$50.42	$50.12
Natural gas:
Notional volume (MMBtu)	960,000	2,220,000	1,500,000	1,200,000	1,200,000
Weighted average fixed price ($/MMbtu)	$3.02	$2.88	$2.84	$2.85	$2.87
Ethane:
Notional volume (Gallons)	2,523,528	12,444,138	—	—	—
Weighted average fixed price ($/Gallons)	$0.35	$0.28	$—	$—	$—
Propane:
Notional volume (Gallons)	1,682,352	8,296,218	—	—	—
Weighted average fixed price ($/Gallons)	$0.97	$0.79	$—	$—	$—
Pentanes:
Notional volume (Gallons)	560,700	2,765,700	—	—	—
Weighted average fixed price ($/Gallons)	$1.53	$1.47	$—	$—	$—

Commodity derivative two-way collars
Oil:
Notional volume (Bbls)	182,000	601,000	—	—	—
Weighted average ceiling price ($/Bbl)	$61.28	$61.30	$—	$—	$—
Weighted average floor price ($/Bbl)	$57.53	$55.21	$—	$—	$—

Commodity derivative three-way collars
Oil:
Notional volume (Bbls)	—	1,531,832	3,294,000	—	—
Weighted average ceiling price ($/Bbl)	$—	$68.52	$70.29	$—	$—
Weighted average floor price ($/Bbl)	$—	$57.62	$57.50	$—	$—
Weighted average sold put option price ($/Bbl)	$—	$45.51	$47.50	$—	$—

Crude oil basis swaps
Midland / Cushing:
Notional volume (Bbls)	920,000	4,800,832	3,513,600	—	—
Weighted average fixed price ($/Bbl)	$(4.95)	$(4.93)	$(1.43)	$—	$—

Argus WTI roll:
Notional volume (Bbls)	920,000	—	—	—	—
Weighted average fixed price ($/Bbl)	$1.14	$—	$—	$—	$—

Natural gas basis swaps
EP Permian
Notional volume (MMBtu)	—	1,781,472	2,096,160	—	—
Weighted average fixed price ($/MMBtu)	$—	$(1.03)	$(1.03)	$—	$—

Conference Call, Webcast and Presentation

The Company will hold a conference call to discuss its second quarter financial and operating results on Friday, November 9, 2018, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested parties may participate by dialing (866) 601-1105 from the United States or (430) 775-1347 from outside the United States. The conference call I.D. number is 1356048. The call will also be available as a live webcast on the “News/Events” tab of the Investors section of the Company’s website, www.rosehillresources.com. The webcast will be available for replay for at least 30 days. An updated investor presentation in conjunction with this earnings release will be available on the Company’s website under the Investor Relations section.

About Rosehill Resources Inc.

Rosehill Resources Inc. is an oil and gas exploration company with producing assets in Texas and New Mexico with its investment activity focused in the Delaware Basin portion of the Permian Basin. The Company’s strategy for growth includes the organic development of its two core acreage areas in the Northern Delaware Basin and the Southern Delaware basin, as well as focused acquisitions in the Delaware Basin.

Rosehill Resources Inc.
Operational Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues: (in thousands)
Oil sales	$72,799	$11,435	$197,414	$36,464
Natural gas sales	2,633	1,881	6,686	5,592
NGL sales	7,125	1,979	14,770	5,405
Total revenues	$82,557	$15,295	$218,870	$47,461
Average sales price (1):
Oil (per Bbl)	$55.07	$44.32	$58.32	$45.92
Natural gas (per Mcf)	1.82	2.57	1.87	2.68
NGLs (per Bbl)	28.16	18.32	23.98	17.32
Total (per Boe)	$45.44	$31.41	$47.61	$32.64
Total, including effects of gain (loss) on settled commodity derivatives, net (per Boe)	$42.68	$32.38	$43.87	$32.75
Net Production:
Oil (MBbls)	1,322	258	3,385	794
Natural gas (MMcf)	1,450	732	3,577	2,089
NGLs (MBbls)	253	108	616	312
Total (MBoe)	1,817	487	4,597	1,454
Average daily net production volume:
Oil (Bbls/d)	14,370	2,801	12,399	2,908
Natural gas (Mcf/d)	15,761	7,958	13,103	7,651
NGLs (Bbls/d)	2,750	1,169	2,256	1,144
Total (Boe/d)	19,750	5,296	16,839	5,327
Average costs (per BOE):
Lease operating expense	$5.07	$6.05	$6.38	$4.46
Production taxes	2.22	1.45	2.29	1.50
Gathering and transportation	0.73	1.71	0.71	1.60
Depreciation, depletion and amortization	26.12	17.21	22.79	17.98
Exploration costs	0.74	0.89	0.80	0.83
General and administrative expense, excluding stock-based compensation	3.45	10.05	3.92	5.89
Stock based compensation	1.14	0.36	1.17	0.12
Transaction expenses	—	0.31	—	1.80
(Gain) loss on sale of property and equipment	0.02	—	0.07	(0.01)
Total (per Boe)	$39.49	$38.03	$38.13	$34.17

(1) Excluding the effects of realized and unrealized commodity derivative transactions unless noted otherwise

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Revenues:
Oil sales	$72,799	$11,435	$197,414	$36,464
Natural gas sales	2,633	1,881	6,686	5,592
Natural gas liquids sales	7,125	1,979	14,770	5,405
Total revenues	82,557	15,295	218,870	47,461
Operating expenses:
Lease operating expenses	9,205	2,944	29,315	6,479
Production taxes	4,034	707	10,515	2,174
Gathering and transportation	1,327	835	3,246	2,329
Depreciation, depletion, amortization and accretion	47,469	8,383	104,784	26,150
Exploration costs	1,348	434	3,659	1,208
General and administrative	8,342	5,069	23,369	8,738
Transaction costs	—	149	—	2,618
(Gain) loss on disposition of property and equipment	29	—	325	(11)
Total operating expenses	71,754	18,521	175,213	49,685
Operating income	10,803	(3,226)	43,657	(2,224)
Other income (expense):
Interest expense, net	(5,363)	(300)	(13,892)	(1,274)
Gain (loss) on commodity derivative instruments, net	(67,314)	(1,451)	(108,553)	1,751
Other income (expense), net	(93)	(148)	329	(105)
Total other income (expense), net	(72,770)	(1,899)	(122,116)	372
Loss before income taxes	(61,967)	(5,125)	(78,459)	(1,852)
Income tax expense (benefit)	22,923	(923)	5,523	(650)
Net income (loss)	(84,890)	(4,202)	(83,982)	(1,202)
Net income (loss) attributable to noncontrolling interest	(61,450)	(5,680)	(83,873)	(8,009)
Net income attributable to Rosehill Resources Inc. before preferred stock dividends	(23,440)	1,478	(109)	6,807
Series A Preferred Stock dividends and deemed dividends	2,011	1,942	5,907	10,014
Series B Preferred Stock dividends, deemed dividends, and return	5,917	—	17,494	—
Net income (loss) attributable to Rosehill Resources Inc. common stockholders	$(31,368)	$(464)	$(23,510)	$(3,207)
Earnings (loss) per common share:
Basic	$(4.76)	$(0.08)	$(3.66)	$(0.55)
Diluted	$(4.76)	$(0.08)	$(3.66)	$(0.55)
Weighted average common shares outstanding:
Basic	6,592	5,857	6,416	5,857
Diluted	6,592	5,857	6,416	5,857

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$11,001	$20,677
Restricted cash	—	4,005
Accounts receivable	23,299	1,527
Accounts receivable, related parties	16,662	16,022
Prepaid and other current assets	1,488	1,312
Total current assets	52,450	43,543
Property and equipment:
Oil and natural gas properties (successful efforts), net	630,386	431,332
Other property and equipment, net	2,472	1,283
Total property and equipment, net	632,858	432,615
Other assets, net	4,448	824
Total assets	$689,756	$476,982
LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,226	$31,868
Accounts payable, related parties	12	223
Derivative liabilities	53,263	10,772
Accrued liabilities and other	31,753	15,492
Accrued capital expenditures	43,010	45,045
Total current liabilities	151,264	103,400
Long-term liabilities:
Long-term debt, net	288,013	93,199
Asset retirement obligations, net of current portion	13,037	8,522
Deferred tax liabilities	5,676	—
Derivative liabilities	56,825	8,008
Other	154	321
Total long-term liabilities	363,705	110,050
Total liabilities	514,969	213,450
Mezzanine equity
Series B Preferred Stock, $0.0001 par value, 10.0% Redeemable, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 210,000 shares designated, 155,180 and 150,626 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	151,535	140,868
Stockholders’ equity
Series A Preferred Stock, $0.0001 par value, 8.0% Cumulative Perpetual Convertible, $1,000 per share liquidation preference; of the 1,000,000 shares of Preferred Stock authorized, 150,000 shares designated, 100,653 and 97,698 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	83,615	80,660
Class A Common Stock; $0.0001 par value, 250,000,000 and 95,000,000 shares authorized at September 30, 2018 and December 31, 2017, respectively, and 6,740,852 and 6,222,299 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	1	1
Class B Common Stock; $0.0001 par value, 30,000,000 shares authorized, 29,807,692 shares issued and outstanding as of September 30, 2018 and December 31, 2017	3	3
Additional paid-in capital	7,264	29,946
Retained earnings (deficit)	(109)	—
Total common stockholders’ equity	7,159	29,950
Noncontrolling interest	(67,522)	12,054
Total stockholders' equity	23,252	122,664
Total liabilities, mezzanine and stockholders’ equity	$689,756	$476,982

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$(83,982)	$(1,202)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	104,784	26,150
Impairment of oil and gas properties	—	—
Deferred income taxes	5,523	(650)
Stock-based compensation	5,364	175
(Gain) loss on sale of fixed assets	325	(11)
(Gain) loss on derivative instruments	108,500	(1,382)
Net cash received (paid) in settlement of derivative instruments	(17,193)	19
Amortization of debt issuance costs	1,723	168
Settlement of asset retirement obligations	(551)	(725)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable and accounts receivable, related parties	(22,412)	122
(Increase) decrease in prepaid and other assets	(176)	(462)
Increase (decrease) in accounts payable and accrued liabilities and other	14,828	13,531
Increase (decrease) in accounts payable, related parties	(211)	(206)
Net cash provided by operating activities	116,522	35,527
Cash flows from investing activities:
Additions to oil and natural gas properties	(292,955)	(93,536)
Acquisition of White Wolf	(4,005)	—
Acquisition of land and leasehold, royalty, and mineral interest	(15,245)	(6,500)
Additions to other property and equipment	(1,834)	(343)
Proceeds from sale of other property and equipment	—	46
Net cash used in investing activities	(314,039)	(100,333)
Cash flows from financing activities:
Proceeds from revolving credit facility	274,000	50,000
Repayment on revolving credit facility	(80,000)	(55,000)
Proceeds from issuance of Series A Preferred Stock and Warrants, net	—	95,000
Series A Preferred Stock issuance costs	—	(4,220)
Net proceeds from the Transaction	—	18,688
Distribution to noncontrolling interest	—	(40,487)
Distribution to Tema	—	(2,267)
Debt issuance costs	(2,497)	(661)
Dividends paid on preferred stock	(7,388)	—
Restricted stock used for tax withholdings	(258)	—
Payment on capital lease obligation	(21)	(25)
Net cash provided by financing activities	183,836	61,028
Net increase (decrease) in cash, cash equivalents, and restricted cash	(13,681)	(3,778)
Cash, cash equivalents, and restricted cash, beginning of period	24,682	8,434
Cash, cash equivalents, and restricted cash, end of period	$11,001	$4,656

ROSEHILL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(In thousands)

Supplemental cash flow information and noncash activity:

	Nine Months Ended September 30,
	2018	2017
Supplemental disclosures:
Cash paid for interest	$10,160	$246

Supplemental noncash activity:
Asset retirement obligations incurred	$4,367	$783
Net settlement of related party receivable and payable	—	199
Changes in accrued capital expenditures	(2,035)	15,603
Changes in accounts payable for capital expenditures	(7,662)	—
Series A Preferred Stock dividends paid-in-kind	2,955	3,314
Series A Preferred Stock dividends declared and payable	1,005	—
Series A Preferred Stock deemed dividend	—	6,700
Series B Preferred Stock dividends paid-in-kind	4,554	—
Series B Preferred Stock cash dividends declared and payable	2,323	—
Series B Preferred Stock return	5,130	—
Series B Preferred Stock deemed dividend	984	—

Non-GAAP Measures

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Rosehill’s management and external users of Rosehill’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion, and amortization, accretion and impairment of oil and natural gas properties, (gains) losses on commodity derivatives excluding net cash receipts (payments) on settled commodity derivatives, gains and losses from the sale of assets, exploration costs, transaction costs incurred in connection with the Transaction and other non-cash operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“U.S. GAAP”).

Management believes Adjusted EBITDAX is useful because it allows for more effective evaluation and comparison of Rosehill’s operating performance and results of operations from period to period without regard to the Company’s financing methods or capital structure. Rosehill excludes the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with U.S. GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Rosehill’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.

We have provided below a reconciliation of Adjusted EBITDAX to net loss, the most directly comparable GAAP financial measure.

	Three Months Ended
	September 30,	June 30,	September 30,
(In thousands)	2018	2018	2017
Net income (loss)	$(84,890)	$8,664	$(4,202)
Interest expense, net	5,363	4,662	300
Income tax expense (benefit)	22,923	(15,210)	(923)
Depreciation, depletion, amortization and accretion	47,469	36,506	8,383
(Gain) loss on unsettled commodity derivatives, net	62,315	10,803	1,923
Transaction costs	—	—	149
Stock settled stock based compensation	2,052	1,760	175
Exploration costs	1,348	1,875	434
(Gain) loss on sale of assets	29	163	—
Other (income) / expense, net	105	(57)	134
Adjusted EBITDAX	$56,714	$49,166	$6,373

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. All statements, other than statements of historical fact included in this communication, regarding Rosehill’s opportunities in the Delaware Basin, strategy, future operations, financial position, estimated results of operations, future earnings, future capital spending plans, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “guidance,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

You should not place undue reliance on these forward-looking statements. Although the Company believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements in this communication are reasonable, no assurance can be given that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to, the Company’s ability to consummate the acquisition, the ultimate timing, outcome and results of integrating the acquired assets into its business and its ability to realize the anticipated benefits, commodity price volatility, inflation, lack of availability of drilling and completion equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other  risks and uncertainties discussed under Risk Factors in the Company’s Form 10-K, and in other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. All forward-looking statements speak only as of the date of this communication.  Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.

Contact Information:

Gary C. Hanna	Craig Owen
Chairman of the Board and	Chief Financial Officer
Interim Chief Executive Officer	281-675-3400
281-675-3400

John Crain
Senior Manager, Finance and Investor Relations
281-675-3493